EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the registration statement on Form S-8 of Elephant Talk Communications, Inc. of our report dated March 21, 2003 on our audit of the consolidated financial statements of Elephant Talk Communications, Inc. as of December 31, 2002, and the results of its operations and cash flows for the year ended December 31, 2002.


/s/ Kabani & Company, Inc.
---------------------------------
Kabani & Company, Inc.
Certified Public Accountants
Fountain Valley, California
August 6, 2003